UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2018

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Section 8 – Other Events

Item 8.01 Other Events.

On June 25, 2018, TSR, Inc. (“TSR” or the “Company”) received a letter from James Hughes on behalf of Joseph F. Hughes and Winifred M. Hughes, in which Joseph F. Hughes and Winifred M. Hughes requested that the Company’s Board of Directors (the “Board”) pursue a sale of the Company. Mr. Hughes is the former Chairman and Chief Executive Officer of the Company, and he and Mrs. Hughes together own a total of 819,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), which represents approximately 41.8% of the Company’s issued and outstanding Common Stock. A copy of James Hughes’ letter on behalf of Joseph F. Hughes and Winifred M. Hughes is furnished herewith as Exhibit 99.2, and the Company has provided a copy of the letter to the members of its Board of Directors for review.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release re: Major Stockholder Requests TSR to Pursue Sale of Company

99.2	Letter dated June 25, 2018 from James Hughes on behalf of Joseph F. Hughes and Winifred M. Hughes to the Board of Directors of TSR

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Vice President-Finance, Controller and
Secretary

Date: June 26, 2018

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release re: Major Stockholder Requests TSR to Pursue Sale of Company

99.2	Letter dated June 25, 2018 from James Hughes on behalf of Joseph F. Hughes and Winifred M. Hughes to the Board of Directors of TSR

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